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EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT
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Subsidiary and Name Under Which Subsidiary Does Business                            State of Incorporation
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
Cascade and Columbia River Railroad Company, Inc.                                   Delaware
Dakota Rail, Inc.                                                                   South Dakota
Delaware Valley Railway Company, Inc.                                               Delaware
E & N Railway Company (1988) Ltd.                                                   Canada
Empresa de Transporte Ferroviaro S.A. - Ferronor                                    Chile
Florida Rail Lines, Inc.                                                            Delaware
Freight Victoria Limited                                                            Australia
Huron and Eastern Railway Company, Inc.                                             Michigan
Kalyn/Siebert Canada, Inc.                                                          Quebec
Kalyn/Siebert Incorporated                                                          Texas
Minnesota Northern Railroad, Inc.                                                   Delaware
Otter Tail Valley Railroad Company, Inc.                                            Minnesota
Plainview Terminal Company                                                          Texas
Prairie Holding Corporation                                                         Florida
RailAmerica Australia, Inc.                                                         Delaware
RailAmerica Australia Pty Ltd                                                       Australia
RailAmerica de Chile, S.A.                                                          Chile
RailAmerica Carriers, Inc.                                                          Canada
RailAmerica Equipment Corporation                                                   Delaware
RailAmerica Intermodal Services, Inc.                                               Delaware
Rail Operating Support Group, Inc.                                                  Delaware
Saginaw Valley Railway Company, Inc.                                                Delaware
South Central Tennessee Railroad Corp., Inc.                                        Delaware
St. Croix Valley Railroad Company, Inc.                                             Delaware
Steel City Carriers, Inc.                                                           Canada
U.S. Rail Lines, Inc.                                                               Delaware
Ventura County Railroad Co., Inc.                                                   Delaware
West Texas and Lubbock Railroad Company, Inc.                                       Texas
3025619 Nova Scotia Ltd.                                                            Canada
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